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                                                                    Exhibit 10.6

                                 TRUST AGREEMENT


         This Trust Agreement (the "Trust Agreement") is made as of the 15th day of May 1998, by and between PBOC Holdings, Inc., a Delaware corporation (the "Company"), People's Bank of California (the "Bank") and North American Trust Company (the "Trustee").

                                   WITNESSETH:

         WHEREAS, the Company has adopted a deferred compensation plan (the "Plan") pursuant to which certain of its officers are granted the right to defer some or all of their remuneration from the Company and/or the Bank;

         WHEREAS, the Company wishes to establish this trust (the "Trust") to fund the Company's obligations under the Plan, with the assets contributed to the Trust to be subject to the claims of the Company's creditors in the event of the Company's insolvency, as herein defined, until paid to the participants or their respective beneficiaries in such manner and at such times as specified in the Plan, and intends that the Trust shall satisfy the requirements of Revenue Procedure 92-64 which sets forth a model grantor trust for use in executive compensation arrangements; and

         WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974;

         NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

SECTION 1. ESTABLISHMENT OF TRUST.

         (a) The Company hereby deposits with the Trustee in trust $5,544,962.50 or 403,270 shares of common stock of the Company, which shall become the initial principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. The initial principal of the Trust, together with any future contributions to the Trust and any other assets held by the Trust, and earnings thereon, are collectively referred to herein as the "Trust Assets."

         (b) The Trust hereby established shall be irrevocable by the Company.

         (c) The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be construed accordingly.

        (d) The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of the Plan


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and general creditors as herein set forth. Participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any of the Trust Assets. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of the participants and their beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event of the Company's Insolvency, as defined in Section 3(a) herein.

         (e) The Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with the Trustee to augment the principal to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. Neither the Trustee nor any participant or beneficiary of a participant shall have any right to compel such additional deposits.

SECTION 2. PAYMENTS TO THE PARTICIPANTS AND THEIR BENEFICIARIES.

         (a) The Company shall deliver to the Trustee a schedule (the "Payment Schedule") consistent with the terms of the Plan in respect of each participant (and his or her beneficiaries), or, if applicable, that provides a formula or other instructions acceptable to the Trustee for determining the amounts so payable, the form in which such amount is to be paid, and the time of commencement for payment of such amounts. Except as otherwise provided herein, the Trustee shall make payments to the participants and their beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Company or the Bank.

         (b) The entitlement of a participant or his or her beneficiaries to benefits under the Plan shall be determined by the Company or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan, if any.

         (c) The Company may make payment of benefits directly to participants or their beneficiaries as they become due under the terms of the Plan. The Company shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. Any such payments made by the Company directly to a participant shall be in lieu of any payments otherwise required to be made by the Trustee under the terms of the Plan or the Trust. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, the Company shall make the balance of each such payment as it falls due. The Trustee shall notify the Company where principal and earnings are not sufficient.

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SECTION 3. THE TRUSTEE'S RESPONSIBILITY REGARDING PAYMENTS TO TRUST
           BENEFICIARIES WHEN THE COMPANY IS INSOLVENT.

         (a) The Trustee shall cease payment of benefits to participants and their beneficiaries if the Company become insolvent. The Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) either the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code, or (iii) the Company is determined to be insolvent by the Federal Deposit Insurance Corporation.

         (b) At all times during the continuance of this Trust, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

                  (1) The Board of Directors of the Company shall have the duty to inform the Trustee in writing of the Company's Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become insolvent, the Trustee shall determine whether the Company is insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to participants or their beneficiaries.

                  (2) Unless the Trustee has actual knowledge of the Company's insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is insolvent, the Trustee shall have no duty to inquire whether the Company is insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency.

                  (3) If at any time the Trustee has determined that the Company is insolvent, the Trustee shall discontinue payments to participants or their beneficiaries and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of participants or their beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Plan or otherwise.

                  (4) The Trustee shall resume the payment of benefits to participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after the Trustee has determined that the Company is not insolvent (or is no longer insolvent).

         (c) Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to participants or their



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beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.

SECTION 4. PAYMENTS TO THE COMPANY.

         Except as provided in Sections 3 and 5 hereof, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust Assets before all payment of benefits have been made to participants and their beneficiaries pursuant to the terms of the Plan.

SECTION 5. INVESTMENT AND OTHER AUTHORITY.

         (a) The Trustee shall invest the assets of the Trust solely in securities of the Company, including Company stock, or rights to acquire Company stock ("Employer Securities"). Except as provided in Section 5(d), below, all cash received by the Trustee (whether as a dividend or otherwise) will be used as soon as administratively practicable to purchase Employer Securities from the Company. The Trustee is required to invest Trust assets solely in Employer Securities, notwithstanding the requirements of California Probate Code ("CPC")
Section 16048. This Section 5 of the Trust Agreement is intended to be an express provision restricting the prudent investor rule of CPC Sections 16045 and 16048, pursuant to CPC Section 16046(b). The Company shall have the right at any time, and from time to time in its sole discretion, to substitute assets of equal fair market value for any assets held by the Trust. This right is exercisable by the Company in a non-fiduciary capacity without the approval or consent of any person in a fiduciary capacity. Voting rights with respect to Trust assets will be exercised by the Company. In no event shall any rights with respect to Trust assets be exercisable by or rest with Plan participants.

         (b) Subject to the provisions of paragraph (a) above, the Trustee shall have the following additional powers and duties with respect to the Trust:

                  (1) to sell at public or private sale, to exchange, to encumber, or to lease any personal property;

                  (2) to commence or defend suits or legal proceedings and to represent the Trust in all suits or legal proceedings; to settle, compromise or submit to arbitration any claims, debts or damages due or owing to or from the Trust;

                  (3) to exercise any right appurtenant to any securities or other such property;

                  (4) to engage any legal counsel, including counsel to the Company, or any other suitable agents; to consult with such counsel or agents with respect to the construction of this Trust Agreement, the duties of the Trustee hereunder, the transactions contemplated by this Trust Agreement, or any act which the Trustee proposes to take or omit; to rely upon the advice of such counsel or agents; and to pay the reasonable fees, expenses and compensation



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         thereof (such fees, expenses and compensation shall be deemed to be administrative fees and expenses under Section 9 of this Trust Agreement);

                  (5) to register any securities held by it in its own name or in the name of any custodian of such property or of its nominee, including the nominee of any system for the central handling of securities, with or without the addition of words indicating that such securities are held in a fiduciary capacity; to deposit or arrange for the deposit of any such securities with such a system; and to hold any securities in bearer form;

                  (6) to make, execute and deliver, as Trustee, any and all leases, notes, bonds, guarantees, mortgages, conveyances, contracts, waivers, releases or other instruments in writing necessary or proper for the accomplishment of any of the foregoing powers;

                  (7) to transfer assets of the Trust to a successor trustee as provided in Section 10 (c) herein; and

                  (8) to exercise, generally, any of the powers which an individual owner might exercise in connection with such property either real, personal or mixed, and to do all other acts that Trustee may deem necessary or proper to carry out any of the powers set forth in this Section or otherwise in the best interests of the Trust.

         (c) The Trustee will not be liable for any loss of any kind that might result from any action taken by the Trustee in accordance with this Section 5.

         (d) To the extent required under the Payment Schedule, the Trustee shall distribute cash to participants and beneficiaries in accordance with such Payment Schedule. Notwithstanding Section 5(a), the Trustee may sell Employer Securities to the extent necessary to meet the requirements of the Payment Schedule or to pay the expenses, fees and compensation that are payable under this Trust Agreement.

SECTION 6. DISPOSITION OF INCOME.

         During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

SECTION 7. ACCOUNTING BY THE TRUSTEE.

         (a) The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made on both an aggregate basis and on behalf of each participant (or his or her beneficiaries), including such specific records as shall be agreed upon in writing between the Company and the Trustee. Within 30 days following the close of each calendar year and within 30 days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year



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or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it on both an aggregate basis and on behalf of each participant (or his or her beneficiaries), including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest or dividends paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

         (b) With respect to each participant (or his or her beneficiaries), the Trustee shall keep accurate and detailed records of (i) all contributions made by the Company with respect to such participant, including the amount of each such contribution and the date received, (ii) all securities and investments purchased and sold with such contributions, including the cost or net proceeds and the date of such purchases or sales, (iii) all dividends or interest paid on the securities or investments and the reinvestment of such dividends or interest, and (iv) such other matters as shall be agreed upon in writing between the Company and the Trustee.

SECTION 8. RESPONSIBILITY OF THE TRUSTEE.

         (a) Except as otherwise provided herein, the Trustee will act in accordance with the prudent investor rule, provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity with, the terms of the Plan or this Trust and is given in writing by the Company. In the event of a dispute between the Company and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

         (b) If the Trustee undertakes or defends any litigation arising in connection with this Trust, the Company agrees to indemnify the Trustee against the Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust.

         (c) The Trustee may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder.

         (d) The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

         (e) The Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein.

         (f) Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of



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carrying on a business and dividing the gains therefrom, within the meaning of
Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Code.

SECTION 9. COMPENSATION AND EXPENSES OF THE TRUSTEE.

         The Company shall pay all administrative fees and expenses. If not so paid within 45 days of receipt of the invoice, the fees and expenses shall be paid from the Trust.

SECTION 10. RESIGNATION AND REMOVAL OF THE TRUSTEE.

         (a) The Trustee may resign at any time by written notice to the Company, which shall be effective 30 days after receipt of such notice, unless the Company and the Trustee agree otherwise.

         (b) The Trustee may be removed by the Company on 30 days' notice or upon shorter notice accepted by the Trustee.

         (c) Upon resignation or removal of the Trustee and appointment of a successor Trustee, all Trust Assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 30 days after receipt of notice of resignation, removal or transfer, unless the Company extends the time limit.

         (d) If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraphs (a) or (b) of this section. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

         (e) If the Trustee resigns or is removed, the Trustee may, prior to the transfer of Trust assets to the successor Trustee, deduct all unpaid fees and expenses arising under this Trust Agreement.

SECTION 11. APPOINTMENT OF SUCCESSOR.

         (a) If the Trustee resigns or is removed in accordance with Section 10(a) or (b) hereof, the Company may appoint any third party, such as a bank trust department (other than the Company's trust department) or other party that may be granted corporate trustee powers under state law, as a successor to replace the Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust Assets. The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer.

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         (b) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust Assets, subject to Sections 7 and 8 hereof. The successor Trustee shall not be responsible for, and the Company shall indemnify and defend the successor Trustee from, any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

SECTION 12. AMENDMENT OR TERMINATION.

         (a) This Trust Agreement may be amended by a written instrument executed by the Trustee and the Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan.

         (b) The Trust shall not terminate until the date on which participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan.

SECTION 13. MISCELLANEOUS.

         (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

         (b) Benefits payable to participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

         (c) This Trust Agreement shall be governed by and construed in accordance with the laws of the State of California.

         (d)(i) If any claim, action, lawsuit, enforcement proceeding, investigation or other legal proceeding that is in any way related to or based on this Trust Agreement or the obligations or transactions referred to herein is asserted or initiated against Trustee, and/or its directors, officers or employees (the "Indemnified Party"), the Company and the Bank shall indemnify and reimburse the Indemnified Party for any and all judgements, damages, penalties, fines, liabilities, settlement payments or assessments of any kind imposed on, or agreed to by, the Indemnified Party, provided, however, that neither the Company nor the Bank shall be liable for any judgments, damages, penalties, fines, liabilities, settlement payments or assessments of any kind to the extent that such liability is determined by a court of competent jurisdiction to have been due to the gross negligence or willful misconduct of the Trustee. The Company and the Bank shall promptly reimburse the Indemnified Party for any costs, expenses or legal fees incurred in connection with any such claim, action, lawsuit, investigation or proceeding. The obligations set forth in this Section 13 shall survive the termination of this Trust Agreement.

         (ii) If the Indemnified Party is required to participate in any legal or other proceeding as a result of the services provided pursuant to this Trust Agreement, the Bank and the Company shall



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compensate the Indemnified Party for the services provided or time required at the Indemnified Party's actual and per diem rates then in effect, plus any reasonable legal fees and out-of-packet expenses incurred, to the same extent and the same manner as specified hereinabove. The Bank and the Company will pay these sums promptly after being billed.

         (iii) The Trustee will not be liable for any taxes (or any interest thereon) or penalties incurred with respect to the Trust.

         (iv) The Trustee is entitled to act upon any instrument, certificate, or form the Trustee believes is genuine and believes is signed or presented by the proper person or persons and the Trustee need not investigate or inquire as to any statement contained in any such document, but may accept it as true and accurate.

         (v) The Trustee shall have no duty or responsibility to review the documents related to the Plan or to recommend or advise the Company, the Bank or the participants or beneficiaries of the Trust as to tax, legal, investment or other consequences related to the Trust or the Plan. The Trustee shall have only the duties and responsibilities that are specifically set forth under this Trust Agreement and no other or further duties shall be implied.

SECTION 14. COUNTERPARTS.

         This Trust Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

SECTION 15. EFFECTIVE DATE.

         The effective date of this Trust Agreement shall be the date first written above.

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         IN WITNESS WHEREOF, the Company and the Trustee have caused this Trust
Agreement to be signed, and their respective corporate seals to be hereto affixed, the day and year first above written.

                            PBOC HOLDINGS, INC.

Attest:

-----------------          By:  /s/ Robert W. MacDonald
                             ------------------------------------------
                             Chairman, Compensation Committee



Attest:                    PEOPLE'S BANK OF CALIFORNIA

-----------------
                           By:  /s/ Rudolf P. Guenzel
                             ------------------------------------------
                                Rudolf P. Guenzel
                                President and Chief Executive Officer

                           By:  /s/ J. Michael Holmes
-----------------            ------------------------------------------
                               J. Michael Holmes
                               Executive Vice President, Chief Financial Officer


Attest:                  NORTH AMERICAN TRUST COMPANY

-----------------
                           By:  /s/ David R. Morris
                             ------------------------------------------
                             Trustee


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